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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE

Key Consumer Receivables LLC               JPMorgan Chase Bank
c/o Key Bank USA, National Association     One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor                Chicago, IL  60670
Cleveland, Ohio 44114                      Attn: Corporate Trust Administration
ATTN: President, KER                       Phone: (312) 407-0192
Phone: (216) 828-4293                      Fax:   (312) 407-1708
Fax:   (216) 828-9301

MBIA Insurance Corporation                 Key Bank USA, National Association
113 King Street                            800 Superior Ave, 4th Floor
Armonk, NY 10504                           Cleveland, Ohio 44114
ATTN: Data Administration                  ATTN: President, KER
Phone  (914) 765-3772                      Phone: (216) 828-4293
Fax:   (914) 765-3810                      Fax:   (216) 828-9301


JPMorgan Chase Bank
fka The Chase Manhattan Bank
4 New York Plaza 6th Floor
New York, NY 10004
ATTN: ABS Administration
Phone: (212) 623-5437
Fax:   (212) 623-5933


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, Key Bank USA, National Association, as Master Servicer and Administrator, KeyCorp Student Loan Trust 2001-A, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that
(i) a review of the activities of the Administrator from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                       Key Bank USA, National Association,
                                       as Administrator


                                       by:

                                                /S/ DARLENE H. DIMITRIJEVS
                                       -----------------------------------------
Date: February 19, 2004                Name: Darlene H. Dimitrijevs, CPA
                                       Title:   Senior Vice President


                                       by:

                                                /S/ DEBRA S. FRONIUS
                                       -----------------------------------------
                                       Name: Debra S. Fronius
                                       Title:   Vice President